CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-130047) of Ingersoll-Rand Company Limited of our report dated June 26, 2012, relating to the financial statements of Ingersoll Rand Company Employee Savings Plan as of and for the year ended December 31, 2011 and 2010, which appears in this Form 11-K.

/s/ Cherry, Bekaert & Holland, L.L.P.
Charlotte, North Carolina
June 26, 2012